UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2024

INTERFACE INC
__________________

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW	Atlanta	Georgia	30309
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 Par Value Per Share	TILE	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment and Restatement of Omnibus Stock Incentive Plan

On May 13, 2024, the shareholders of Interface, Inc. (the “Company”) approved the adoption of an amendment and restatement of the Interface, Inc. 2020 Omnibus Stock Incentive Plan. The amended and restated plan was adopted by the Board of Directors on March 12, 2024, subject to shareholder approval. The following summary description of the Interface, Inc. 2020 Omnibus Stock Incentive Plan, as amended and restated effective May 13, 2024 (the “Amended and Restated Plan”), is qualified in its entirety by the full text of the Amended and Restated Plan, a copy of which is filed herewith as Exhibit 99.1.

The Amended and Restated Plan provides for grants of restricted shares, restricted share units (formerly called deferred shares), performance shares and performance units, incentive stock options, nonqualified stock options, and stock appreciation rights. The aggregate number of shares of Common Stock that may be issued or transferred under the Amended and Restated Plan on or after the effective date of May 13, 2024 (the “Effective Date”), is the sum of 3,200,000 shares not previously authorized for issuance under any plan, plus the number of shares remaining available for issuance under the original Interface, Inc. 2020 Omnibus Stock Incentive Plan (the “Original Plan”) but not subject to outstanding awards under the Original Plan immediately prior to the Effective Date, plus the number of shares remaining available for issuance pursuant to outstanding awards under the Original Plan immediately prior to the Effective Date, including any shares that become available due to the forfeiture, termination or cancellation of such awards. No award may be granted after the tenth anniversary of the Effective Date, provided that all awards granted prior to such tenth anniversary shall continue in effect thereafter subject to the terms thereof and of the Amended and Restated Plan.

The Amended and Restated Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Company or one of its subsidiaries, outside directors and consultants or independent contractors performing bona fide services for the Company or one of its subsidiaries, are eligible for consideration as participants under the Amended and Restated Plan, although only employees are eligible to receive grants of incentive stock options. The Compensation Committee has authority to determine the participants to whom awards will be granted, the form and amount of the awards, the dates of grant, vesting period, option prices (in the case of awards of options), performance objectives (in the case of performance shares and performance units, and where applicable restricted shares and restricted share units) and other terms of each award. No participant may receive awards or options representing more than 500,000 shares of Common Stock or 1,000,000 performance units during any calendar year under the Amended and Restated Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting of Shareholders

(a) The Company held its annual meeting of shareholders on May 13, 2024.

(b) The matters considered at the annual meeting, and votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter were:

(i) Election of Directors (elected by plurality vote):

	For	Withheld	Non-Votes
John P. Burke	51,050,508	1,340,384	2,181,242
Dwight Gibson	51,073,313	1,317,579	2,181,242
Daniel T. Hendrix	51,960,582	430,310	2,181,242
Laurel M. Hurd	52,073,190	317,702	2,181,242
Christopher G. Kennedy	49,596,564	2,794,328	2,181,242
Joseph Keough	51,084,695	1,306,197	2,181,242
Catherine M. Kilbane	51,083,183	1,307,709	2,181,242
K. David Kohler	50,492,189	1,898,703	2,181,242
Catherine Marcus	51,382,865	1,008,027	2,181,242
Robert T. O'Brien	51,338,891	1,052,001	2,181,242

(ii)    Approval of executive compensation:

For:	49,332,026
Against:	3,046,173
Abstain:	12,693
Non-Votes:	2,181,242

(iii)    Approval of adoption of the Amended and Restated Plan:

For:	50,808,520
Against:	1,570,316
Abstain:	12,056
Non-Votes:	2,181,242

(iv)    Ratification of the appointment of BDO USA, P.C. to serve as independent registered public accounting firm for 2024:

For:	52,546,486
Against:	1,354,322
Abstain:	671,326
Non-Votes:	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Amended and Restated Interface, Inc. 2020 Omnibus Stock Incentive Plan, effective May 13, 2024.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: May 14, 2024